Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated December 22, 2025, with respect to our audits of combined financial statements of MSAV Holdings Ltd and its subsidiaries as of June 30, 2024 and 2025 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

HYYH CPA. LLC

HYYH CPA. LLC

Baltimore, Maryland

June 5, 2026